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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTIONS 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): DECEMBER 22, 1998



                          TRANSCEND THERAPEUTICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)




             DELAWARE                    000-22383               04-3174575
   (State or Other Jurisdiction         (Commission           (I.R.S. Employer
of Incorporation or Organization)      File Number)          Identification No.)




 738 MAIN STREET, SUITE 431, WALTHAM, MASSACHUSETTS                02451
      (Address of Principal Executive Offices)                   (Zip Code)




       Registrant's telephone number, including area code: (617) 374-1200


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ITEM 5.   OTHER EVENTS.

     On December 22, 1998, the registrant signed a definitive merger agreement to be acquired by KeraVision, Inc., a vision correction company. The registrant has agreed under the merger agreement to wind down its operations as a drug development company, and none of the registrant's employees will be retained after the closing of the transaction. Concurrently, certain stockholders of the registrant, representing approximately 51 percent of the outstanding common stock of the registrant, agreed to vote in favor of the merger. The merger is subject to customary conditions, including approval by the registrant's stockholders. Pursuant to the merger agreement, KeraVision is entitled to a breakup fee of $500,000 if the merger is terminated for certain reasons.

     The registrant announced the signing of the agreement in a press release dated December 23, 1998, a copy of which is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits

     99   Press Release of Registrant dated December 23, 1998


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRANSCEND THERAPEUTICS, INC.
                                                 (Registrant)


Date: January 7, 1999                  By:      /s/ B. Nicholas Harvey
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                                             B. Nicholas Harvey, President